MASSELLA ROUMBOS LLP
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                  Certified Public Accountants and Consultants





June 30, 2003

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Gentlemen:

We have read Item 4 of Amendment No. 4 to Form 8-K dated February 18, 2003 of Silver Star Foods, Inc., which we understand will be filed with the Commission. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,


/s/  Masssella Roumbos, LLP
Masssella Roumbos, LLP


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